Exhibit 10.20

AMENDMENT TO THE ENERGY SERVICE COMPANY, INC. 1993 INCENTIVE PLAN

This Amendment is effective the 1st day of January, 2003, by ENSCO International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the "Company").

WITNESSETH:

WHEREAS, the Company adopted the ENSCO Incentive Plan effective as of August 10, 1993 (which as previously amended and restated is referred to herein as the "Plan");

WHEREAS, the Company now desires to adopt this Amendment to the Plan in order to provide for the outsourcing of certain Plan administrative functions to a third party;

NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment to the Plan:

Article II, Sections 4(a)(2) and (3) of the Plan are hereby amended to read as follows:

"(2) Upon exercise of an Option, the aggregate purchase price (the "Exercise Price") for the Shares with respect to which the Option is being exercised shall be payable to the Company or its designee (i) in cash or by check payable and acceptable to the Company or its designee or (ii) subject to the approval of the Committee, by tendering to the Company or its designee shares of Common Stock owned by the optionee having an aggregate market value as of the date of exercise and tender that is not greater than the Exercise Price for the Shares with respect to which the Option is being exercised and by paying any remaining amount of the Exercise Price as provided in (i) above; provided, however, the Committee may, upon confirming that the optionee owns the number of additional shares of Common Stock being tendered, authorize the issuance of a new certificate for the number of Shares being acquired pursuant to the exercise of the Option less the number of shares of Common Stock being tendered upon the exercise and return to the optionee (or not require surrender of) the certificate for the shares of Common Stock being tendered upon the exercise. Payment instruments will be received subject to collection.
"(3) For the purposes hereof, fair market value shall be the composite ticker tape price per share at which the Common Stock is traded on the American Stock Exchange, or other national securities exchange on the date of determination or, if the Common Stock is not traded on said date, the composite ticker tape price on the nearest preceding date. If at any time the Common Stock is not traded on the American Stock Exchange or another national securities exchange, the fair market value per share of Common Stock shall be the composite ticker tape price per share if the Common Stock is traded in the over-the-counter market. If the Common Stock is not traded on an exchange or in the over-the-counter market, the fair market value per share of Common Stock shall be the value determined in accordance with such fair and reasonable means as the Board or the Committee shall specify."

Article II, Section 4(g) of the Plan is hereby amended to read as follows:

"(g) Disqualifying Dispositions. The option agreement evidencing any incentive stock options granted under this Plan shall provide that if the optionee makes a disposition, within the meaning of Section 425(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to him pursuant to this exercise of the incentive stock option within the two-year period commencing on the day after the Date of Grant of such Option or within the one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Option, he shall, within 10 days of such disposition, notify the Company or its designee thereof and immediately deliver to the Company or its designee any amount of federal income tax withholding required by law."

Article II, Section 6(a)(2) of the Plan is hereby amended to read as follows:

(2) That such right of relinquishment may be exercised only upon receipt by the Secretary of the Company or his or her designee of a written notice of such relinquishment which shall be dated the date of election to make such relinquishment; and that, for the purposes of the Plan, such date of election shall be deemed to be the date when such notice is sent by registered or certified mail, if by mail, or when receipt is acknowledged by the Company, if mailed by other than registered or certified mail, or if delivered by hand or by any telegraphic communications equipment of the sender or otherwise delivered, provided that, in the event the method just described for determining such date of election shall not be or remain consistent with provisions of Section 16(b) of the Securities Exchange Act of 1934 ("Exchange Act") or the rules and regulations adopted by the Securities and Exchange Commission thereunder, as presently existing or as may be hereafter amended, which exempt from the operation of said Section 16(b) in whole or in part any such relinquishment transaction, then such date of election shall be determined by such other method consistent with Section 16(b) or such rules or regulations as the Committee shall in its discretion select and apply;"

Article II, Section 7 of the Plan is hereby amended to read as follows:

"7. Use of Proceeds.The proceeds received by the Company or its designee from the sale of Common Stock pursuant to the exercise of Options granted hereunder shall be added to the Company's general funds and used for general corporate purposes."

Article V, Section 4 of the Plan is hereby amended to read as follows:

"4. Income Tax Withholding.

(a) Grant of Right. The Board or Committee may, in its sole discretion, grant to a Participant the right (the "Withholding Right") to satisfy, in whole or in part, any obligation of the Participant to pay to the Company or its designee any amount required to be withheld by the Company under applicable federal and/or state income tax laws ("Tax Laws") as a result of the exercise of an Option or with respect to a Grant, by electing to require that the Company or its designee upon any exercise of the option or taxable event with respect to a Grant withhold from the Shares issuable to the Participant upon the exercise of the Option or from the Shares issued pursuant to the Grant, that number of full Shares having a fair market value which does not exceed the Designated Amount to be withheld. In the event that Shares having a fair market value less than the Designated Amount are withheld, the Participant shall pay the remaining balance of the Designated Amount in cash or by check payable and acceptable to the Company or its designee. Payment instruments will be received subject to collection. The "Designated Amount" shall be an amount specified by the Participant which shall either be (i) the minimum amount required to be withheld under applicable Tax Laws or (ii) an amount equal to the maximum tax rate applicable under Tax Laws in respect of such exercise or taxable event. The Withholding Right may be granted with respect to all or any portion of the Shares subject to an Option or Grant.

(b) Election to Have Shares Withheld. If the Board or Committee grants to a Participant a Withholding Right with respect to an Option or Grant, the Participant shall, subject to the terms and conditions set forth below and the terms and conditions set forth in the related stock option agreement or stock grant agreement (including the provisions thereof relating to the election and exercise of the Withholding Right), have the right at any time thereafter to elect to require that the Company or its designee withhold Shares upon exercise of the Option or taxable event with respect to a Grant, or any portion thereof, to which the Withholding Right relates; and such election may, subject to such procedures and limitations as the Board or Committee may adopt, relate to all or any portion of the Withholding Right granted to the Participant. Any election by a Participant to have Shares withheld upon any exercise of an Option or taxable event with respect to a Grant shall be subject to the conditions and limitations set forth in the related stock option agreement or stock grant agreement and, as applicable, the conditions and limitations set forth in paragraph 4(b)(1) below.

(1) Any election pursuant to this paragraph 4(b) shall be subject to the following conditions and limitations:

(A) the election may only be made by delivery by the Participant of written notice of such election to the Board or Committee or the Company's designee on or prior to the date that the amount of tax to be withheld is, under applicable federal, state or local income tax laws, fixed and determined by the Company (the "Tax Date");

(B) the election once made shall be irrevocable; and

(C) the Board or Committee shall have the right and power, in its sole and absolute discretion, with or without cause or reason therefor, to disapprove the election.

(c) Mandatory Withholding For Section 16 Persons. Notwithstanding the foregoing provisions of this Section 4, if on the date of an event giving rise to a tax withholding obligation on the part of the Company or its designee in connection with a Participant's exercise of an Option or with respect to a Grant, such Participant is or will be a director or officer of the Company within the meaning of Section 16 of the Exchange Act, then such tax withholding shall be automatically effectuated by the Company or its designee withholding that number of full Shares having a fair market value which is as close to but does not exceed an amount (the "Withholding Amount") equal to the maximum tax rate applicable under Tax Laws in respect of such exercise or taxable event. In the event that Shares having a fair market value less than the Withholding Amount are withheld, the Participant shall pay the remaining balance of the Withholding Amount in cash or by check payable and acceptable to the Company. Payment instruments will be received subject to collection."

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment to be executed effective the date first above written.

ENSCO INTERNATIONAL INCORPORATED

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